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PROSPECTUS SUPPLEMENT                                         File No. 333-52822
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus
dated January 24, 2001)
Prospectus number:      2177


                             Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:  $100,000,000       Original Issue Date:    November 21, 2001

CUSIP Number:      59018Y KU4         Stated Maturity Date:   December 3, 2002


Day Count Convention:
---------------------
[X]  Actual/360

[ ]  30/360

[ ]  Actual/Actual



Index Maturity:          Not Applicable    Minimum Interest Rate: Not Applicable

Spread:                  Not Applicable    Maximum Interest Rate: Not Applicable

Initial Interest Rate:   2.46000%          Spread Multiplier:     Not Applicable


Interest Reset Dates:      Not Applicable

Interest Payment Dates:    At Maturity

Repayment at the
Option of the Holder:      The Notes cannot be repaid prior to the Stated
                           Maturity Date.

Redemption at the
Option of the Company:     The Notes cannot be redeemed prior to the Stated
                           Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   The Chase Manhattan Bank

Dated:                     November 16, 2001